UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2016

Vishay Precision Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-34679	27-0986328
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation or Organization)		Number)

3 Great Valley Parkway, Suite 150
Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

(484) 321-5300
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01 Completion of Acquisition or Disposition of Assets.

We refer to our Current Report on Form 8-K filed on April 5, 2016 (the “Prior Form 8-K”). As indicated in Item 1.01 of the Prior Form 8-K, on March 30, 2016, Vishay Precision Group, Inc. (the “Company”) entered into a stock purchase agreement to acquire all of the outstanding capital stock of Pacific Instruments, Inc. (the “Pacific Acquisition”).

On April 6, 2016, the Company completed the Pacific Acquisition. The aggregate purchase price of approximately $11 million, subject to customary adjustments, was financed using cash on hand and borrowings under the Company’s credit facility. The information set forth under item 1.01 of the Prior Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited and unaudited financial statements relating to the Pacific Acquisition required by Rule 3-05 of Regulation S-X are not included in this Current Report on Form 8-K. We will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The required pro forma financial information which gives effect to the Pacific Acquisition will be included in an amendment to this Current Report Form 8-K within 71 calendar days after the date that this Current Report on Form 8-K must be filed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vishay Precision Group, Inc.

Date: April 7, 2016	By:	/s/ William M. Clancy
Name: William M. Clancy
Title: Executive Vice President and Chief
Financial Officer